Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES CONSOLIDATED EARNINGS OF $0.36 PER DILUTED SHARE FOR THE FIRST QUARTER 2012

First quarter 2012 consolidated revenues rose 3% to $349.1 million and pre-tax earnings increased 9% to $54.5 million compared to the first quarter of 2011

JERSEY CITY, New Jersey (April 18, 2012) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported consolidated earnings of $33.1 million, or $0.36 per diluted share, for the first quarter of 2012.

For the first quarter of 2011, the company reported consolidated earnings of $30.5 million, or $0.33 per diluted share.

Revenues from continuing operations for the first quarter of 2012 were $349.1 million, compared to $339.8 million from continuing operations for the first quarter of 2011.

“In the first quarter of 2012, Knight produced solid financial results,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Consolidated revenues increased 3 percent while pre-tax earnings rose 9 percent year over year despite weaker market conditions. Market Making made a meaningful contribution, Institutional Sales and Trading demonstrated signs of a turnaround, and Electronic Execution Services experienced heightened trading activity across products. In addition, during the quarter, we provided the investment community with data specific to U.S. equities market making activity in order to better gauge the performance of our largest segment.”

“Continuing operations” includes the company’s Market Making, Institutional Sales and Trading, Electronic Execution Services, and Corporate and Other segments. Market Making consists of all global market making across equities, fixed income, foreign exchange, futures and options as well as the company’s activities as a Designated Market Maker at the NYSE. Institutional Sales and Trading includes full-service institutional research, sales and trading as well as equity and debt capital markets, reverse mortgage origination and securitization, and asset management. Electronic Execution Services includes Knight Direct, Hotspot FX and Knight BondPoint. Corporate and Other includes strategic investments primarily in financial services-related ventures, clearing and settlement activity, corporate overhead expenses and all other income and expenses that are not attributable to the other reporting segments.

In the first quarter of 2012, the company modified its quarterly revenue capture and monthly equity volume statistics in order to provide data specific to its U.S. equity market making activity within the Market Making segment. The company’s revenue capture and volume statistics previously also included U.S. institutional sales activity. Going forward, the company will post its U.S. equity market making volume statistics to its web site each month, and disclose, in future quarterly SEC filings, its U.S. equity market making revenue capture. The company’s web site has been updated to show the new monthly volume statistics dating back to the beginning of 2010. Additionally, the revised quarterly revenue capture and volume statistics dating back to the first quarter of 2010 have been included as a schedule within this press release.

	Q1 2012	Q1 2011

Revenues ($ thousands)	349,079	339,774
Net income ($ thousands)	33,106	30,491
Diluted EPS ($)	0.36	0.33
U.S. equity Market Making statistics:
Average daily dollar value traded ($ billions)	22.0	25.4
Average daily trades (thousands)	3,345.9	3,443.0
Nasdaq and Listed shares traded (billions)	47.3	56.5
FINRA OTC Bulletin Board and Other shares traded (billions)	171.2	320.8
Average revenue capture per U.S. equity dollar value traded (bps)	1.03	1.01
Average daily Knight Direct equity shares (millions)	215.8	165.3
Average daily Hotspot FX notional dollar value traded ($ billions)	55.7	55.1

Market Making

During the first quarter of 2012, the Market Making segment generated total revenues of $152.2 million and pre-tax income of $45.1 million. In the first quarter of 2011, Market Making reported total revenues of $167.2 million and pre-tax income of $63.4 million. Market Making had pre-tax margins of 30 percent in the first quarter of 2012 compared to pre-tax margins of 38 percent in the first quarter of 2011.

“In Market Making, Knight performed well despite subdued volatility and a decline in retail trading activity that was slightly more pronounced than the overall U.S. equity market,” said Mr. Joyce. “The result is attributable to the further expansion of market making activities, enhancements to trading technologies and successful cultivation of client relationships. Despite the market conditions, Knight achieved a pre-tax margin of 30 percent during the quarter. We continued to focus on achieving profitability in European equities and U.S. options.”

Institutional Sales and Trading

During the first quarter of 2012, the Institutional Sales and Trading segment generated total revenues of $142.2 million and pre-tax income of $14.7 million. In the first quarter of 2011, Institutional Sales and Trading reported total revenues of $127.4 million and pre-tax loss of $7.7 million. Institutional Sales and Trading had pre-tax margins of 10 percent in the first quarter of 2012.

“In Institutional Sales and Trading, Knight grew revenues 12 percent year over year and posted a healthy pre-tax gain after a loss a year ago,” said Mr. Joyce. “The improved financial results were driven by secondary trading of ETFs and fixed income. Knight realized further benefits from continuing efforts to reduce the cost structure and reconfigure the client offering. In addition, Urban performed well due to generally favorable market conditions in reverse mortgage lending and HMBS issuance.”

Electronic Execution Services

During the first quarter of 2012, the Electronic Execution Services segment generated total revenues of $44.2 million and pre-tax income of $12.3 million. In the first quarter of 2011, Electronic Execution Services reported total revenues of $40.3 million and pre-tax income of $11.4 million. Electronic Execution Services had pre-tax margins of 28 percent in both the first quarter of 2012 and in the first quarter of 2011.

“In Electronic Execution Services, Knight increased revenues 10 percent and pre-tax income 8 percent compared to the first quarter of 2011,” said Mr. Joyce. “All of the electronic trading products in the segment gained market share over the past year. During the first quarter, Knight Direct and Hotspot FX each grew average daily volumes and outperformed competitors amid signs of reduced institutional trading activity in their respective categories. Likewise, Knight BondPoint established a new record for average daily volume and continued to drive execution quality in retail fixed income.”

Corporate and Other

During the first quarter of 2012, the Corporate and Other segment reported a pre-tax loss of $17.6 million. In the first quarter of 2011, the Corporate and Other segment reported a pre-tax loss of $17.0 million.

“We are in the midst of the third straight year of dual declines in overall U.S. equity market volumes and volatility,” said Mr. Joyce. “Nevertheless, in that time, Knight continued to grow revenues and pre-tax earnings. Given our unique client network and innovative trading technologies, I believe we are positioned to benefit from a rebound in retail and institutional trading activity.”

Headcount at March 31, 2012 was 1,418 full-time employees, compared to 1,387 full-time employees at March 31, 2011.

As of March 31, 2012, the company had $336.2 million in cash and cash equivalents. The company had $1.5 billion in stockholders’ equity as of March 31, 2012, equivalent to a book value of $16.23 per diluted share. The company had a book value of $14.91 per diluted share as of March 31, 2011.

During the first quarter of 2012, the company repurchased 650,000 shares for $8.5 million under the company’s existing stock repurchase program. To date, the company has repurchased 75.9 million shares for $868.1 million. The company has approximately $131.9 million of availability to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its first quarter 2012 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, April 18, 2012. To access Knight’s earnings conference call, please dial 800-479-9001 for domestic callers or 719-457-2662 for international callers. When prompted, please enter passcode 5340340. A replay of the first quarter 2012 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 5340340. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for March 2012 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including broker-dealers, institutions and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific regions. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks related to the corporate restructuring in the third quarter 2011, including the ability to recognize anticipated cost savings, the possibility of unexpected costs or expenditures, and the impact of the restructuring on the Company’s businesses and results of operations, risks associated with changes in market structure, legislative, regulatory and financial rules changes, risks associated with the Company’s changes to its organizational structure and management and the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Kara Fitzsimmons	Jonathan Mairs
Managing Director,	Director,
Media Relations	Corporate Communications
201-356-1523 or	& Investor Relations
kfitzsimmons@knight.com	201-356-1529 or
jmairs@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2012	2011
	(In thousands, except per share amounts)

Revenues
Commissions and fees	$182,580	$182,525
Net trading revenue	156,547	151,788
Interest, net	7,138	3,101
Investment income and other, net	2,814	2,360

Total revenues	349,079	339,774

Expenses
Employee compensation and benefits	147,254	148,963
Execution and clearance fees	53,255	53,449
Communications and data processing	22,330	20,723
Payments for order flow	21,688	20,709
Interest	13,458	9,880
Depreciation and amortization	13,313	13,209
Occupancy and equipment rentals	6,519	7,354
Professional fees	5,733	4,354
Business development	5,158	3,711
Writedown of assets and lease loss accrual	—	945
Other	5,905	6,394

Total expenses	294,613	289,691

Income from continuing operations before income taxes	54,466	50,083
Income tax expense	21,040	19,451

Income from continuing operations, net of tax	33,426	30,632
Loss from discontinued operations, net of tax	(320)	(141)

Net income	$33,106	$30,491

Basic earnings per share from continuing operations	$0.37	$0.33

Diluted earnings per share from continuing operations	$0.36	$0.33

Basic earnings per share	$0.37	$0.33

Diluted earnings per share	$0.36	$0.33

Shares used in computation of basic earnings per share	89,764	91,897

Shares used in computation of diluted earnings per share	92,175	93,668

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2012	December 31, 2011
	(In thousands)
ASSETS
Cash and cash equivalents	$336,244	$467,633
Financial instruments owned, at fair value:
Equities	1,863,053	1,416,090
Listed equity options	207,344	280,384
Debt securities	108,276	134,631
Loan inventory	152,377	206,572
Other financial instruments	12,316	21,483
Securitized HECM loan inventory	2,248,164	1,722,631

Total financial instruments owned, at fair value	4,591,530	3,781,791
Collateralized agreements:
Securities borrowed	1,530,579	1,494,647
Receivable from brokers, dealers and clearing organizations	703,697	623,897
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	110,279	111,464
Investments	93,406	83,231
Goodwill	337,843	337,843
Intangible assets, less accumulated amortization	88,990	92,889
Other assets	211,359	159,556

Total assets	$8,003,927	$7,152,951

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,461,481	$1,369,750
Listed equity options	206,011	254,506
Debt securities	160,764	63,073
Other financial instruments	13,717	34,563

Total financial instruments sold, not yet purchased, at fair value	1,841,973	1,721,892
Collateralized financings:
Securities loaned	689,725	697,998
Financial instruments sold under agreements to repurchase	560,215	420,320
Liability to GNMA trusts, at fair value	2,230,072	1,710,627
Other secured financings	43,580	59,405

Total collateralized financings	3,523,592	2,888,350

Payable to brokers, dealers and clearing organizations	438,103	322,660
Accrued compensation expense	83,627	188,939
Accrued expenses and other liabilities	193,032	144,747
Long-term debt	427,761	424,338

Total liabilities	6,508,088	5,690,926

Equity
Class A common stock	1,700	1,664
Additional paid-in capital	869,915	850,837
Retained earnings	1,466,426	1,433,320
Treasury stock, at cost	(841,754)	(823,023)
Accumulated other comprehensive loss	(448)	(773)

Total equity	1,495,839	1,462,025

Total liabilities and equity	$8,003,927	$7,152,951

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended March 31,
	2012	2011 (1)
Market Making
Revenues	$152.2	$167.2
Expenses	107.0	103.8

Pre-tax earnings	45.1	63.4

Institutional Sales and Trading
Revenues	142.2	127.4
Expenses	127.6	135.1

Pre-tax earnings (loss)	14.7	(7.7)

Electronic Execution Services
Revenues	44.2	40.3
Expenses	32.0	29.0

Pre-tax earnings	12.3	11.4

Corporate and Other
Revenues	10.4	4.9
Expenses	28.0	21.8

Pre-tax loss	(17.6)	(17.0)

Consolidated
Revenues	349.1	339.8
Expenses	294.6	289.7

Pre-tax earnings	$54.5	$50.1

*	Totals may not add due to rounding.
(1) -	Prior period amounts have been recast to conform with current period segment presentation. Such recast had no effect on previously reported Consolidated Pre-tax earnings.

Knight Capital Group, Inc.

U.S. Equity Market Making Statistics

(Unaudited)

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012

Average revenue capture per U.S. equity dollar value traded (bps)	0.86	1.06	0.64	0.78	1.01	0.93	1.04	1.25	1.03
Average daily dollar value traded ($ billions)	23.7	27.8	20.1	21.7	25.4	23.4	29.3	23.2	22.0
Average daily trades (thousands)	3,323.3	3,893.8	3,046.5	3,070.6	3,443.0	3,253.8	4,189.6	3,583.8	3,345.9
Nasdaq and Listed Shares Traded (billions)	64.5	73.8	52.7	53.6	56.5	48.4	60.6	51.0	47.3
FINRA OTC Bulletin Board and Other shares traded (billions)	550.2	678.3	420.6	328.7	320.8	261.8	174.6	119.5	171.2